[Omni Insurance Group Letterhead]


                                                                   NEWS RELEASE

Media Contact:		Dudley L. Moore, Jr.
			Chairman/CEO
			(770) 952-4500, ext.  9200

Analyst Contact:	J. Paul Kennedy, President/COO
			(770) 952-4500, ext. 9201
			Susan H. Scalf, Chief Financial Officer
			(770) 952-4500, ext. 9209


                     OMNI INSURANCE GROUP AND THE HARTFORD
                        ANNOUNCE ACQUISITION AGREEMENT

ATLANTA, GA (October 16, 1997) -- Omni Insurance Group, Inc. (Nasdaq/NM:OMGR) today announced that it has entered into a definitive agreement with The Hartford Financial Services Group, Inc. (NYSE: HIG) for The Hartford to acquire for cash all of Omni's outstanding shares at a price of $31.75 per share. The transaction has been approved by the Boards of Directors of both companies and by Omni Chairman and Chief Executive Officer Dudley L. Moore, Jr., and Omni President and Chief Operating Officer J. Paul Kennedy, who agreed to vote their shares in favor of the acquisition, and is valued at approximately $187 million. The transaction is subject to regulatory and Omni shareholder approvals and is expected to close by year-end 1997. Following the acquisition, Omni will operate as a wholly owned subsidiary of The Hartford.

         "This transaction is an excellent opportunity for our shareholders and will produce significant strategic advantages to both organizations," said Dudley L. Moore, Jr., Omni's chairman and chief executive officer. "It will combine Omni's strength in the non-standard auto niche with The Hartford's financial strength, excellent name recognition and distribution capabilities. Our associates, agents and customers will benefit significantly from being part of a much larger organization."

	 "This important strategic acquisition will allow us to combine the management and distribution strengths of The Hartford's personal lines organization and the specialized expertise of the aggressive, rapidly growing Omni organization," said Ramani Ayer, The Hartford's chairman and chief executive officer. "We see an excellent opportunity to further expand this operation nationally across all our distribution channels."

	 Omni Insurance Group, Inc., headquartered in Atlanta, is a holding company comprised of two insurance companies which underwrite nonstandard automobile insurance for individuals through approximately 3,500 independent insurance agencies in 11 states.

	The Hartford is one of the nation's oldest and largest international insurance and financial services operations, with 1996 revenues of $12.5 billion. As of June 30, 1997, The Hartford had assets of $121.1 billion and shareholders' equity of $5.4 billion. The Company is a leading provider of commercial property and casualty insurance, automobile and homeowners coverages, and a variety of life insurance, annuities, employee benefits and asset management plans.

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
                          OMNI INSURANCE GROUP, INC.

                                  FACT SHEET

AT A GLANCE

The Omni Insurance Group, Inc. was incorporated in 1986 in Georgia.

1996 Revenues:			$ 95.0 million
1996 Core Earnings:		$  4.8 million

Assets:				$171.6 million (as of 6/30/97)
Shareholders' Equity:		$ 55.0 million (as of 6/30/97)


OMNI INSURANCE GROUP FINANCIAL DATA

($ in thousands)                                    1996             6/30/97
                                                    ----             -------
Revenues                                       $  95,026           $  63,215
Gross Written Premium                            115,392*             81,250
Core Earnings                                      4,835               2,820
Assets                                           149,223             171,552
Combined Ratio                                     97.8%               97.5%
(GAAP)




*1996 Written Premium Distribution:  100% Personal


OMNI INSURANCE GROUP DISTRIBUTION SYSTEM

The group serves the non-standard segment of the private passenger automobile insurance market through more than 3,500 independent insurance agencies in 11 states.


RATINGS						    A.M. Best

Omni Indemnity Company					A-
Omni Insurance Company					A-













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
                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                  FACT SHEET

AT A GLANCE

The Hartford was founded in 1810 and is one of the country's oldest and largest insurers.

1996 Revenues:			$ 12.5 billion
1996 Core Earnings:		$  537 million

Assets:				$121.1 billion (as of 6/30/97)
Shareholders' Equity:		$  5.4 billion (as of 6/30/97)


THE HARTFORD GROUP FINANCIAL DATA
                                                         1996      6/30/97
                                                         ----      -------
($ in millions)
Revenues                                            $  12,473     $  6,260
Written Premium                                        10,092*       5,113
Core Earnings                                             537          361
Assets                                                108,840        121.1
Combined Ratio
(North American P&C)                                   105.2%       102.4%

*1996 Written Premium Distribution: 32% Commercial; 19% Personal; 13% International; 30% Life; 6% Reinsurance


THE HARTFORD EMPLOYMENT

WORLDWIDE:			24,800
U.S.				22,000


MARKET PROFILE

Fifth largest stock owned insurance company, based on 1996 revenue. Sixth largest life insurance group, based on 1996 assets.
Third largest U.S.-based P&C insurer operating internationally, based on international premium.
Eleventh largest personal lines insurer, based on 1996 written premium. AARP-licensed business exceeded $1.2 billion in 1996.


RATINGS						    A.M. Best

Hartford Fire Insurance Company				A+
Hartford Life						A+
Hartford Life and Accident				A+
ITT Hartford Life and Annuity				A+




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